EXHIBIT 99-2

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 11-K
ANNUAL REPORT

Pursuant to Section 15(d) of the
Securities Exchange Act of 1934

For the fiscal year ended December 31, 2001

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees

(Full title of the plan)

Energy East Corporation

(Name of issuer of the securities held pursuant to the plan)

P. O. Box 12904, Albany, New York  12212-2904

(Address of principal executive office)

REQUIRED INFORMATION

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA").  Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements of the Plan for the two fiscal years ended December 31, 2001 and 2000 and supplemental schedule, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Hourly Paid Employees has duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees

By	/s/Richard R. Benson	March 25, 2002
Richard R. Benson Committee Member
By	/s/Robert D. Kump	March 25, 2002
Robert D. Kump Committee Member
By	/s/Sherwood J. Rafferty	March 25, 2002
Sherwood J. Rafferty Committee Member

APPENDIX 1

NEW YORK STATE ELECTRIC & GAS CORPORATION
TAX DEFERRED SAVINGS PLAN FOR HOURLY PAID EMPLOYEES

FINANCIAL STATEMENTS AS OF AND
FOR THE YEARS ENDED DECEMBER 31, 2001 and 2000
SUPPLEMENTAL SCHEDULE AS OF AND FOR THE YEAR ENDED
DECEMBER 31, 2001 AND REPORT OF THE INDEPENDENT ACCOUNTANTS

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Index to Financial Statements and Supplemental Schedule

Report of Independent Accountants	1
Financial Statements: Statements of Net Assets Available for Benefits -- December 31, 2001 and 2000	2
Statements of Changes in Net Assets Available for Benefits -- Years ended December 31, 2001 and 2000	3
Notes to Financial Statements	4
Supplemental Schedule*: Schedule I - Schedule of Assets (Held at End of Year)	8
Consent of Independent Accountants	9

*Other supplemental schedules required by Section 2520.130-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrative Committee of
New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP

New York, New York
March 4, 2002

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Statements of Net Assets Available for Benefits
December 31, 2001 and 2000

	2001	2000
Assets:
Investments, at fair value:
Registered Investment Companies	$115,988,583	$135,118,993
Company Stock Fund	39,481,935	38,711,886
Participant Loans	3,977,982	4,293,843
Net assets available for benefits	$159,448,500	$178,124,722

See notes to financial statements.

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Statements of Changes in Net Assets Available for Benefits
Years Ended December 31, 2001 and 2000

	2001	2000
Additions:
Investment income:
Net appreciation (depreciation) in fair value of investments	$(25,987,579)	$(34,409,237)
Interest and dividends	6,233,347	14,390,831
	(19,754,232)	(20,018,406)
Contributions:
Participant	9,554,996	9,938,007
Employer	1,216,213	1,235,021
	10,771,209	11,173,028
Total additions	(8,983,023)	(8,845,378)
Deductions:
Benefits paid to participants	9,450,812	14,463,502
Transfers to other qualified plans	233,428	248,291
Administrative expenses	8,959	12,155
Total deductions	9,693,199	14,723,948
Net increase (decrease)	(18,676,222)	(23,569,326)
Net assets available for benefits: Beginning of year	178,124,722	201,694,048
End of year	$159,448,500	$178,124,722

See notes to financial statements.

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN

The following description of the New York State Electric & Gas Corporation (the "Company") Tax Deferred Savings Plan for Hourly Paid Employees (the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions. The following description does not include Plan changes effective on or after January 1, 2002.

General

The Plan was established, effective January 1, 1986, by the Company under the provisions of Section 401(a) of the Internal Revenue Code (the "Code"), and it includes a qualified cash or deferred arrangement as described in Section 401(k) of the Code for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan Administrator is the Company and an Administrative Committee has been appointed to serve as manager of the Plan.

The Plan is a defined contribution plan covering hourly paid employees of the Company, as well as the hourly paid employees of Energy East Corporation's ("Energy East") family of companies that elect to participate under the Plan provisions.  Energy East, the parent corporation of the Company, through its subsidiaries, delivers electricity and natural gas to retail customers and provides electricity, natural gas, energy management and other services to retail and wholesale customers in the Northeast.

Eligibility

An hourly paid employee may become a participant in the Plan as of the first day of any calendar month that commences after the completion of the employee's first 30 days of employment.

Contributions

Contributions to the Plan are allocated to participant accounts.

Participant contributions, with certain exceptions, range from 1% to 20% of the participant's base compensation and may include overtime pay and are subject to limitations stipulated by the Code.

The Company contributes solely to the Company Stock Fund an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation as of the first day of the year). While Company contributions may not be transferred to other investment options, the earnings thereon may be transferred at the participant's election.

Benefit Payments

On termination of service a participant may elect either a lump sum amount equal to the value of the participant's interest in their account, or installments over a period permissible under the

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Notes to Financial Statements
December 31, 2001 and 2000

1.   DESCRIPTION OF THE PLAN  (Continued)

Benefit Payments (Continued)

Code.  Distributions from all investment options, except the Company Stock Fund, are made in cash.  Distributions from the Company Stock Fund are made in either whole shares of Energy East common stock or in cash, as specified by the participant, except as may otherwise be determined by the Plan's administrative committee and except that the value of any fractional share shall be paid in cash.

Vesting

Participants have full and immediate vesting rights in participant and employer contributions, investment earnings and other amounts allocated to their accounts.

Participant Loans

Participants may, under certain circumstances, borrow against their account balances.  The principal amount of the loan is subject to certain limitations as defined in the Plan document.  The term of the loan may not exceed five years, and the interest rate will be equal to the prime interest rate listed in the Wall Street Journal on the first day of the month in which the loan is issued plus 1%.  This provides the Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The loan must be repaid by payroll deductions over the term of the loan.  Loan payments are credited to an applicable fund based upon the participant's current elections.  If a participant's employment terminates for any reason, the loan will become immediately due and payable and must be paid within 90 days from the date of termination.

2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

Investment Valuation and Income Recognition

The Plan's investments are stated at fair value. Shares of registered investment companies are valued at the net asset value of shares held by the Plan at year end. The Company Stock Fund, comprised solely of Energy East common stock, is valued at its quoted market price at year end. Participant loans are valued at cost, which approximates fair value.

Purchase and sales of investments are recorded on a trade-date basis. Interest income is accrued when earned. Dividend income is recorded on the ex-dividend date.

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Notes to Financial Statements
December 31, 2001 and 2000

2.   SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Plan Termination

Although the Company has not expressed any intent to terminate the Plan, it has the right to discontinue contributions at any time and terminate the Plan subject to the provisions of its collective bargaining agreement.  In the event of termination of the Plan, the net assets of the Plan are set aside, first for payment of all Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.

Reclassification

Certain amounts have been reclassified on the financial statements to conform with the current year presentation.

Risks and Uncertainties

The Plan provides for various investment options in any combination of stocks, fixed income securities, mutual funds, and other investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risk in the near term could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits and the statement of changes in net assets available for benefits.

3.   INVESTMENTS

The following presents investments that represent 5% or more of the Plan's net assets at December 31, 2001 and 2000:
	2001	2000
Putnam Voyager Fund	$40,598,289	$54,414,453
Putnam Fund for Growth and Income	33,277,283	35,474,993
Putnam Money Market Fund	10,925,459	9,732,825
Putnam International Growth Fund	8,877,683	11,015,020
Company Stock Fund	39,481,935	38,711,886

Plan investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value during 2001 and 2000, as follows:
	2001	2000
Registered Investment Companies	$(24,627,248)	$(32,055,825)
Company Stock Fund	(1,360,331)	(2,353,412)
	$(25,987,579)	$(34,409,237)

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Notes to Financial Statements
December 31, 2001 and 2000

4.   INCOME TAX STATUS

The Company has received its most recent determination letter from the Internal Revenue Service, dated March 9, 2000, that the Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code.  The Plan has been amended since receiving the determination letter.  The Plan Administrator and management believe the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

5.   RELATED PARTY TRANSACTIONS

Certain Plan investments are shares of registered investment companies managed by Putnam Fiduciary Trust Company ("Putnam"). Putnam is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

  ADMINISTRATIVE EXPENSES

Administrative expenses represent certain transaction fees that are paid by the Plan's participants.

  ASSET TRANSFERS

Transfers from the Plan of $233,428 in 2001 and $248,291 in 2000 represent the net rollovers of participant account balances into other qualified defined contribution benefit plans.

New York State Electric & Gas Corporation
Tax Deferred Savings Plan for Hourly Paid Employees
Schedule I - Schedule of Assets (Held at End of Year)

	Name of Issuer	Investment Type	Current Value
	Janus Aspen Balanced Fund	Registered Investment Company	$ 1,115,783
	Janus Aspen Growth Fund	Registered Investment Company	1,223,101
	PIMCO Total Return Fund	Registered Investment Company	917,829
*	Putnam Asset Allocation: Growth Fund	Registered Investment Company	3,588,535
*	Putnam Asset Allocation: Balanced Fund	Registered Investment Company	3,484,579
*	Putnam Asset Allocation: Conservative Fund	Registered Investment Company	1,779,755
*	Putnam OTC & Emerging Growth Fund	Registered Investment Company	5,035,161
*	Putnam International Growth Fund	Registered Investment Company	8,877,683
*	Putnam Fund for Growth and Income	Registered Investment Company	33,277,283
*	Putnam Voyager Fund	Registered Investment Company	40,598,289
*	Putnam Vista Fund	Registered Investment Company	167,163
*	Putnam U.S. Government Income Trust Fund	Registered Investment Company	4,112,731
*	Putnam S&P 500 Index Fund	Registered Investment Company	885,232
*	Putnam Money Market Fund	Registered Investment Company	10,925,459
	Energy East Corporation Stock	Company Stock Fund	39,481,935
	Loan Fund	Participant Loans (6.5% - 10.5%)	3,977,982
	Total assets held at end of year		$159,448,500
*	Party-in-interest

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16201) of Energy East Corporation of our report dated March 4, 2002 relating to the financial statements and financial statement schedule of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees, which appear in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York
March 25, 2002